EXHIBIT 10.1

                                 PROMISSORY NOTE

MATURITY DATE: JUNE 30,2009                                LOAN AMOUNT: $200,000

DATE OF AGREEMENT: JUNE 30,2007

     Cargo Connection Logistics - International, Inc., an Illinois corporation (the "Maker"), with an address at 600 Bayview Avenue, Inwood, NY 11096, for value received, hereby promises to pay to the order of Target Temporaries, Inc. ("Payee"), with an address of 900 Walt Whitman Road, Melville, NY 11747 or their designees, the principal sum of two hundred thousand dollars ($200,000), together with interest thereon accruing at a rate of twelve percent (12%) until all principal under this Note is paid in full. Interest on the principal balance of this Note from time to time outstanding shall be computed based on a 365-day year and actual days elapsed. Repayment of the loan shall be made in full, including interest, within two years of the date of this loan. All payments made by Maker under this Note shall be in immediately available funds and U.S. dollars.

     The principal balance of this Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty, together with all accrued interest on the principal balance so prepaid.

     All prepayments and the other payments under this Note shall be applied first to accrued but unpaid interest, and then to the unpaid principal balance, until all principal and accrued interest under this Note have been paid in full.

     If any of the following events, acts or circumstances shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be affected by operation of law or otherwise) (each, an "Event of Default"):

     1. if the Maker shall fail to make any payment required under this Note within fifteen (15) days of when due; or

     2. if the Maker fails to perform or observe any of its covenants or agreements contained in this Note (except for nonperformance described in Event of Default 1) within 30 days of when performance is required by the applicable document; or

     3. if the Maker shall (a) be dissolved, (b) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself of all or a substantial part of its property, (c) make a general assignment for the benefit of its or his creditors, (d) commence a voluntary case under Title 11 of the United States

Bankruptcy Code or any successor thereto (the "Bankruptcy Code"), any state bankruptcy law or any law similar to any of the foregoing, (e) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding up, or composition or readjustment of debts, or (f) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against Maker in an involuntary case under the Bankruptcy Code, any state bankruptcy law or any law with a purpose or otherwise similar to any of the foregoing; or then, and upon the occurrence of any Event of Default, the Payee and/or the Agent may, with ten (10) days written notice, take any, certain, or all of the following actions: (1) proceed to enforce or cause to be enforced any remedies provided under this Note, and (2) exercise any other remedies available at law or in equity, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Note or in aid of the exercise of any power granted in this Note. No remedy conferred in this Note upon Payee is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereinafter existing at law or in equity or by statute or otherwise.

     Except as otherwise specified pursuant to this Note, any notice, request, information or other document to be given pursuant to this Note, shall be in writing and shall be given by hand delivery, telecopier, certified or registered U.S. mail or a reputable overnight courier service which provides evidence of its receipt as part of its service, as follows:

If to Maker to:          Cargo Connection Logistics - International, Inc.
                         Mr. Jesse Dobrinsky, President
                         600 Bayview Avenue Inwood, NY 11096
                         (T) 516-239-7000
                         (F) 516-239-2508

If to Payee:             Target Temporaries, Inc.
                         Mr. Mark Butensky
                         900 Walt Whitman Road
                         Melville, NY 11747
                         (T) 631-385-5627
                         (F) 631-385-5186

     Maker or Payee may change the address or telecopier number to which notices hereunder are to be sent to it by giving written notice of such change as herein provided. Any notice given hereunder shall be deemed given on the date of hand delivery, transmission by telecopier, deposit with the U.S. postal service or delivery to a courier service, as appropriate.

     Each of the Maker and Payee hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under, or in connection with, this note, it being agreed that all such trials shall be conducted solely by a judge. Each of the Maker and Payee certifies that no representative, agent or attorney of either has represented, expressly or otherwise, that the other would not, in the event of litigation, seek to enforce the foregoing waivers. Each of the Maker and Payee agrees and acknowledges that it has been represented by independent counsel in connection with this note or been advised that it should be represented by independent counsel in connection with this note. If Maker or Payee has decided not to be represented by independent counsel in connection with this note, it irrevocably and forever waives any and all defenses or rights arising out of or related to said decision.

     No change, amendment, modification, termination, waiver, or discharge, in whole or in part, of any provision of this Note shall be effective unless in writing and signed by the Maker and Payee, and with respect to. a waiver or discharge so given by the Payee, shall be effective only in the specific instance in which given. The Maker acknowledges that this Note and the Maker's obligations tinder this Note are, and shall at all times continue to be, absolute and unconditional in all respects, and shall at all times be valid and enforceable. Payee, at their discretion, may unilaterally offset any of their obligations to Maker by reducing any installments at any time payable under this Note.

     In the event anyone or more of the provisions contained in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     If, at any time, the rate of interest under this Note shall be deemed by any competent court of law, governmental agency, or tribunal to exceed the maximum rate of interest permitted by the laws of any applicable jurisdiction or the rules or regulations of any appropriate regulatory authority or agency, then during such time as such rate of interest would be deemed excessive, that portion of each interest payment attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal or, if all principal has been paid, that portion of each interest payment attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be promptly refunded to Maker.

     This Note binds the Maker and its successors and assigns, Maker shall have the right to assign, transfer or delegate its rights or obligations under this Note with the Payee's consent, and this Note shall inure to the benefit of Payee and its successors and assigns. This Note shall be construed in accordance with and governed by the laws of the State of New York without giving effect to conflict of law principles.

Agreed to by:

                           CARGO CONNECTION LOGISTICS - INTERNATIONAL, INC. an Illinois Corporation


                           By:   /s/ Jesse Dobrinsky
                               ---------------------------------
                               Name:  Jesse Dobrinsky
                               Title: President

Attest:

/s/ Scott Goodman
----------------------------


                           TARGET TEMPORARIES,
                           a New York Corporation


                           By:
                               ---------------------------------
                               Name:  Mark Butensky
                               Title: President

Attest:

/s/ Pilar Delgado
------------------------------